Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Omnibus Incentive Plan, as amended, of Sunrise Senior Living, Inc. of our report dated July 30, 2008, with respect to the consolidated financial statements of PS UK Investment (Jersey) Limited Partnership included in the Annual Report (Form 10-K/A) of Sunrise Senior Living, Inc., for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

London, England

May 21, 2010